UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THL Credit, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THL Credit, Inc.

100 Federal Street, 31st Floor

Boston, MA 02110

April 4, 2017

To the Stockholders of THL Credit, Inc.:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of THL Credit, Inc. to be held at our offices, located at 100 Federal Street, 31st Floor, Boston, MA 02110, on June 6, 2017, at 9:30 a.m., local time. Only stockholders of record at the close of business on April 21, 2017 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the meeting. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting. Your vote and participation in our governance is very important to us.

Sincerely,

SAM W. TILLINGHAST,

Director, Co-Chief Executive Officer

CHRISTOPHER J. FLYNN,

Director, Co-Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To be Held at

100 Federal Street, 31st Floor

Boston, MA 02110

June 6, 2017, 9:30 a.m., local time

To the Stockholders of THL Credit, Inc.:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of THL Credit, Inc., a Delaware corporation (the “Company” or “we”), will be held at our offices, located at 100 Federal Street, 31st Floor, Boston, MA 02110 on June 6, 2017, at 9:30 a.m., local time. The Annual Meeting is being held for the following purposes:

1.	To elect David K. Downes, Christopher J. Flynn, Edmund P. Giambastiani, Jr., Nancy Hawthorne, James D. Kern, Deborah McAneny and Sam W. Tillinghast as directors of THL Credit, Inc., each to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share (“NAV”);

3.	To authorize the Company to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below the Company’s then current NAV;

4.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The nominees of the Board of Directors for election as directors are listed in the enclosed proxy statement. We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Holders of record of our common stock as of the close of business on April 21, 2017, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. Instructions are shown on the proxy card.

Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet or telephone. Thank you for your support of THL Credit, Inc.

By order of the Board of Directors,

SABRINA RUSNAK-CARLSON,

Secretary of the Company

Boston, Massachusetts

April 4, 2017

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person. Your vote is extremely important. No matter how many or how few shares you own, please send in your proxy card, vote your shares by telephone or vote via the internet today.

Page
General	1
Annual Meeting Information	1
Purpose of Annual Meeting	1
Voting Information	2
Security Ownership of Certain Beneficial Owners and Management	5
PROPOSAL 1—TO ELECT DAVID K. DOWNES, CHRISTOPHER J. FLYNN, EDMUND P. GIAMBASTIANI, JR., NANCY HAWTHORNE, JAMES D. KERN, DEBORAH MCANENY, AND SAM W. TILLINGHAST AS DIRECTORS OF THL CREDIT, INC., EACH TO SERVE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	7
Director and Executive Officer Information	8
Corporate Governance	17
Independent Auditor’s Fees	18
Audit Committee Report	19
Executive Compensation	22
Director Compensation	22
PROPOSAL 2—TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 25% OF THE COMPANY’S COMMON STOCK AT A NET PRICE BELOW THE COMPANY’S THEN CURRENT NAV	24
PROPOSAL 3—TO AUTHORIZE THE COMPANY TO OFFER AND ISSUE DEBT WITH WARRANTS OR DEBT CONVERTIBLE INTO SHARES OF ITS COMMON STOCK AT AN EXERCISE OR CONVERSION PRICE THAT, AT THE TIME SUCH WARRANTS OR CONVERTIBLE DEBT ARE ISSUED, WILL NOT BE LESS THAN THE MARKET VALUE PER SHARE BUT MAY BE BELOW THE COMPANY’S THEN CURRENT NAV	32
PROPOSAL 4—TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES	36
Stockholder Proposals	37
Other Business	37
Annual Reports	37

THL Credit, Inc.

100 Federal Street, 31st Floor

Boston, MA 02110

PROXY STATEMENT

2017 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). We are first furnishing this proxy statement and the accompanying form of proxy to stockholders on or about May 2, 2017. In this proxy statement, except where the context suggests otherwise, we refer to THL Credit, Inc. as the “Company,” “THL Credit,” “we,” “our” or “us” and the Board of Directors as the “Board.”

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on June 6, 2017 at 9:30 a.m., local time, at our offices, located at 100 Federal Street, 31st Floor, Boston, MA 02110.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying annual report on Form 10-K for the year ended December 31, 2016 are also available at the following website that can be accessed anonymously: www.THLCreditBDC.com.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect David K. Downes, Christopher J. Flynn, Edmund P. Giambastiani, Jr., Nancy Hawthorne, James D. Kern, Deborah McAneny and Sam W. Tillinghast as directors of THL Credit, Inc., each to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share (“NAV”);

3.	To authorize the Company to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below the Company’s then current NAV;

4.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

Record Date and Voting Securities

The record date for the Annual Meeting is the close of business on April 21, 2017 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. All shares of common stock have equal voting rights and we do not have, nor does our certificate of incorporation authorize us to issue, any other class of equity security, other than preferred. On March 21, 2017, 32,925,366 shares of common stock were outstanding.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the Chairman or stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposals 1, 2, 3 or 4 the broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail or electronically, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or telephone are shown on the enclosed proxy card.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Sabrina Rusnak-Carlson, at THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110, Attention: Corporate Secretary; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Votes Required

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions, Votes Withheld and Broker Non-Votes

Proposal 1—To elect David K. Downes, Christopher J. Flynn, Edmund P. Giambastiani, Jr., Nancy Hawthorne, James D. Kern, Deborah McAneny and Sam W. Tillinghast as Directors of THL Credit, Inc., each to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified	Affirmative vote of the holders of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors	No	Votes withheld and broker non-votes will have no effect on the result of the vote.

Proposal 2—To authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current NAV	Affirmative vote of: (i) a majority of outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company[1]	No	Abstentions and broker non-votes will have the effect of a vote against this proposal.

Proposal 3—To authorize the Company to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below the Company’s then current NAV	Affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal	No	Abstentions and broker non-votes will have no effect on the result of the vote.

Proposal 4—To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal	No	Abstentions and broker non-votes will have no effect on the result of the vote.

[1]	For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail or electronically, proxies may be solicited in person and by telephone or facsimile transmission by directors or officers of the Company or officers or employees of THL Credit Advisors LLC (“THL Credit Advisors” or the “Advisor”), our investment adviser (without special compensation).

Costs of Solicitation

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained Georgeson LLC, 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310 to help with the solicitation for a fee of $8,000 plus reasonable out-of-pocket costs and expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to stockholders and obtaining their votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2017, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 32,925,366 shares of common stock outstanding as of March 21, 2017.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” of THL Credit, Inc. as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Unless otherwise indicated, the address of all executive officers and directors is c/o THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110.

Name	Number of Shares Owned Beneficially	Percentage
Other:
Leon G. Cooperman(1)(2)	1,842,400	5.56%
11431 W. Palmetto Park Road Boca Raton, FL 33428
Interested Directors:
Christopher J. Flynn(3)	33,595	*
Sam W. Tillinghast(4)	122,704	*
Independent Directors:
David K. Downes(4)	32,045	*
Edmund P. Giambastiani, Jr.	—	*
Nancy Hawthorne(4)(5)	14,869	*
James D. Kern	4,000	*
Deborah McAneny	9,500	*
Executive Officers:
Terrence W. Olson(4)(6)	37,901	*
Sabrina Rusnak-Carlson	5,800	*
Heather Birmingham	—	*
All executive officers and directors as a group (12 persons)	260,414	0.79%

*	Represents less than 1%.
(1)	Information about the beneficial ownership of our principal stockholders is derived from filings made by them with the SEC.
(2)

Based on information included in the Schedule 13G filed by Leon G. Cooperman on February 14, 2017, as of December 31, 2016, Mr. Cooperman beneficially owned 1,842,400 shares of the Company’s common stock, had sole voting and dispositive power over 1,842,400 shares of the Company’s common stock. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”), a Delaware limited liability company. Associates is the general partner of the Delaware limited partnership, Omega Equity Investors, L.P. (“Equity LP”), and the Cayman Islands exempted limited partnership, Omega Charitable Partnership L.P (“Charitable LP”). Mr. Cooperman is the President, CEO, and majority stockholder of Omega Advisors, Inc. (“Omega Advisors”), a Delaware corporation, and Mr. Cooperman is deemed to control Omega Advisors. Omega Advisors serves as a discretionary investment adviser to a limited number of institutional clients (the “Managed Accounts”). Mr. Cooperman is married to an individual named Toby Cooperman. Mr. Cooperman is one of the Trustees of The Leon and Toby Cooperman Foundation (the “Foundation”), a charitable trust dated December 16, 1981. Mr. Cooperman has investment discretion over the Shares (as defined below) held by the Uncommon Knowledge And Achievement, Inc. (the “Uncommon”), a 501(c)(3) Delaware charitable foundation. Mr. Cooperman has an adult son named Michael S. Cooperman and a minor grandchild named Asher Silvin Cooperman. The Michael S. Cooperman WRA Trust (the “WRA Trust”), is an irrevocable trust for the benefit of Michael S. Cooperman. Mr. Cooperman has investment authority over the Shares held by Toby Cooperman, Michael S. Cooperman, the UTMA account for Asher Silvin Cooperman, and the WRA Trust accounts. Mr. Cooperman helps manage the investments of JCF Metrowest of NJ (“JCF”) a charitable organization, and JCF is the sponsoring organization of the Cooperman Family Fund for a Jewish Future (“Family Fund”), a Type 1 charitable supporting foundation. Mr. Cooperman is one of the Trustees of the Family Fund. Mr. Cooperman is the Trustee of the Cooperman Florida Qualified Residence Trust dated May 1, 1996 (the “Residence Trust”), an irrevocable QPRT trust. Mr. Cooperman’s ownership consists of 1,225,000 shares owned by Mr. Cooperman; 150,000 shares owned by Toby Cooperman; 10,000 shares owned by the Foundation; 60,000 shares owned by the Family Fund; 100,000 shares owned by Michael S. Cooperman; 150,000 shares owned by the WRA Trust; 1,700 shares owned by the UTMA account for Asher Silvin Cooperman; 17,000 shares owned by the JCF; 110,000 shares owned by the Uncommon; and 18,000 share owned by the Residence Trust.
(3)	Includes 17,775 shares held as an individual, 3,920 shares held jointly by Christopher J. Flynn and Cynthia Salazar-Flynn, and 11,900 shares held by THL Credit Advisors FBO Christopher J. Flynn, for which Mr. Flynn has sole voting and dispositive power.
(4)	Includes shares purchased through a dividend reinvestment plan.
(5)	Shares are held in the Nancy Hawthorne SEP FBO Nancy Hawthorne, for which Ms. Hawthorne has sole voting and dispositive power.
(6)	Includes 12,099 shares held as an individual and 25,756 shares held by THL Credit Advisors FBO Terrence W. Olson, for which Mr. Olson has sole voting and dispositive power.

The following table sets forth, as of March 21, 2017, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Christopher J. Flynn	$100,001—$500,000
Sam W. Tillinghast	Over $1,000,000
Independent Directors:
David K. Downes	$100,001—$500,000
Edmund P. Giambastiani, Jr.	—
Nancy Hawthorne	$100,001—$500,000
James D. Kern	$10,001—$50,000
Deborah McAneny	$50,000—$100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $9.66 on March 20, 2017 on The NASDAQ Global Select Market.
(3)	The dollar ranges of equity securities beneficially owned are: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; $100,001—$500,000; $500,001—$1,000,000 or over $1,000,000.

PROPOSAL 1—TO ELECT DAVID K. DOWNES, CHRISTOPHER J. FLYNN, EDMUND P. GIAMBASTIANI, JR., NANCY HAWTHORNE, JAMES D. KERN, DEBORAH MCANENY AND

SAM W. TILLINGHAST AS DIRECTORS OF THL CREDIT, INC., EACH TO SERVE UNTIL

THE 2018 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Our business and affairs are managed under the direction of our Board. Pursuant to our Amended and Restated Certificate of Incorporation, as amended, the Board may modify, by amendment to our By-Laws, the number of members of the Board of Directors provided that the number of directors will not be fewer than two or greater than nine and that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of seven members, of whom five are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Rule 5606(b)(1) of The NASDAQ Global Select Market rules require that the Company maintain a majority of independent directors on the Board and further provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Each of the directors will hold office until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified or such director’s earlier resignation, death or removal. At each Annual Meeting, the successors to the directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Downes, Flynn, Giambastiani, Kern, Tillinghast and Mses. Hawthorne and McAneny have each been nominated for re-election for terms expiring at the 2018 Annual Meeting of Stockholders and have indicated their willingness to continue to serve if elected and have consented to be named as nominees. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold authority for each of the nominees. A director nominee will be elected by the affirmative vote of the holders of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Under plurality voting, directors receiving the most “for” votes are elected. Since only “for” votes are counted, not any “withhold” votes or abstentions, in an uncontested election (i.e., an election where the only nominees are those proposed by the board) theoretically a director could be elected with only one “for” vote, despite an overwhelming number of “withhold” votes. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. The Board has no reason to believe that the persons named will be unable or unwilling to serve.

Our Board unanimously recommends a vote “FOR” this proposal.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting is as follows:

Nominees for election as directors to serve until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Name	Age	Position	Director Since
Interested Directors:
Christopher J. Flynn	44	Director, Co-Chief Executive Officer	2015
Sam W. Tillinghast	54	Director, Co-Chief Executive Officer	2015
Independent Directors:
David K. Downes	77	Director	2009
Edmund P. Giambastiani, Jr.	68	Director	2016
Nancy Hawthorne	65	Chairman of the Board	2009
James D. Kern	50	Director	2014
Deborah McAneny	58	Director	2015

Biographical information regarding our Board is set forth below. We have divided the directors into two groups—independent directors and interested directors. Interested directors are “interested persons” of THL Credit, Inc., as defined in Section 2(a)(19) of the 1940 Act.

Executive Officers

The following persons serve as our executive officers (“Executive Officers”) in the following capacities:

Name	Age	Position
Christopher J. Flynn	44	Co-Chief Executive Officer
Sam W. Tillinghast	54	Co-Chief Executive Officer
Terrence W. Olson	49	Chief Financial Officer, Chief Operating Officer, Assistant Secretary and Treasurer
Sabrina Rusnak-Carlson	37	General Counsel and Secretary
Heather Birmingham	44	Chief Compliance Officer

Biographical Information

Interested Directors

Christopher J. Flynn. Mr. Flynn is Co-Chief Executive Officer of THL Credit, Inc. and THL Credit Advisors LLC, Co-Chief Executive Officer of THL Credit Senior Loan Strategies LLC, and a member of the Board of Directors of THL Credit, Inc. and THL Credit Logan JV LLC. He also serves on the Investment Committee of THL Credit, Inc. and THL Credit Logan JV LLC. Previously, Mr. Flynn served as Co-Chief Investment Officer, and prior to that, Co-President and Managing Director, of THL Credit, Inc. and THL Credit Advisors LLC. Since joining THL Credit, Mr. Flynn has been involved in origination and closing investments, portfolio management, capital raising and management of THL Credit’s direct lending private funds and accounts, and the establishment of the Chicago and New York offices of THL Credit Advisors LLC. Prior to joining THL Credit in 2007, Mr. Flynn was a Vice President at AIG in the Leveraged Capital Group. Mr. Flynn joined AIG in February 2005 after working for Black Diamond Capital Management, a hedge fund, as a Senior Financial Analyst. From 2000 to 2003, Mr. Flynn worked in a variety of roles at GE Capital, lastly as an

Assistant Vice President within the Capital Markets Syndication Group. Prior to joining GE Capital, Mr. Flynn worked at BNP Paribas as a Financial Analyst and at Bank One as a Commercial Banker. Mr. Flynn earned his M.B.A. with a concentration in Finance and Strategy from Northwestern University’s Kellogg Graduate School of Business and his B.A. in Finance from DePaul University.

Mr. Flynn’s experience as Co-Chief Executive Officer and formerly as Co-Chief Investment Officer at the Company, his past experience at various firms in the financial services industry as well as his serving on the boards of directors of numerous private companies in connection with his role at the Company are among the attributes that led to the conclusion that Mr. Flynn should serve on the Company’s board of directors.

Sam W. Tillinghast. Mr. Tillinghast is Co-Chief Executive Officer of THL Credit, Inc. and THL Credit Advisors LLC, Co-Chief Executive Officer of THL Credit Senior Loan Strategies LLC and a member of the Board of Directors of THL Credit, Inc. He also serves on the Investment Committee of THL Credit, Inc. Previously, Mr. Tillinghast served as Co-Chief Investment Officer and prior to that, Co-President and Chief Risk Officer of THL Credit, Inc. and THL Credit Advisors LLC. As a co-founder of THL Credit, Mr. Tillinghast has been involved in origination and closing investments, portfolio management, investment strategy, fundraising and the initial public offering of THL Credit, Inc. Prior to joining THL Credit in 2007, Mr. Tillinghast was a Managing Director and Head of the Private Placement Group for AIG where he was responsible for private debt investments, project finance transactions and private asset-backed securitizations. Mr. Tillinghast joined AIG with the acquisition of SunAmerica Inc. in January 1999, and was a member of the team responsible for the integration of the private debt investment groups of SunAmerica, AIG and American General (acquired by AIG in 2001). Mr. Tillinghast led the growth of the AIG private debt portfolio from approximately $14 billion in 2001 to approximately $28 billion in 2006. While at SunAmerica, where he joined in 1988, Mr. Tillinghast held various positions including Executive Vice President of SunAmerica Corporate Finance and his investment experience included corporate bonds, securitizations, leveraged loans, CDOs, portfolio acquisitions, and equipment leasing. Mr. Tillinghast earned his M.B.A. from the University of Texas at Austin and his B.S. in Finance from the University of South Alabama.

Mr. Tillinghast’s experience as Co-Chief Executive Officer and formerly as Co-Chief Investment Officer at the Company, his past experience in senior roles at various public and private funds as well as his serving on the boards of directors of numerous private companies in connection with his role at the Company are among the attributes that led to the conclusion that Mr. Tillinghast should serve on the Company’s board of directors.

Independent Directors

David K. Downes. Mr. Downes currently serves as Vice Chairman of the Board of Community Capital Management, an investment management company and served as its Chief Executive Officer and board member from 2004 to February 2014. Mr. Downes has served as the President of Community Capital Trust since 2004, and currently serves as President of its managed funds, CRA Qualified Investment Fund and Alternative Income Fund. Previously, Mr. Downes served as the Independent Chairman of GSK Domestic Employee Benefit Trust between 2006 and 2013. From 2005 to January 2016, Mr. Downes served as trustee of the Oppenheimer Funds New York Board, where he was also chair of the audit committee and a member of the regulatory and oversight committee. From 1993 to 2003, Mr. Downes was Chief Operating Officer and Chief Financial Officer of Lincoln National Investment Companies, Inc., a subsidiary of Lincoln National Corporation, and Delaware Investments U.S., Inc., an investment management subsidiary of Lincoln National Corporation, President, Chief Executive Officer and Trustee of Delaware Investment Family of Funds, President and Board Member of Lincoln National Convertible Securities Funds, Inc. and the Lincoln National Income Funds, TDC and Chairman and Chief Executive Officer of Retirement Financial Services, Inc., a registered transfer agent and investment adviser and a subsidiary of Delaware Investments U.S., Inc. From 1995 to 2003, Mr. Downes was President and Chief Executive Officer of Delaware Service Company, Inc. and from 1985 to 1992 held the roles of Chief Administrative Officer, Chief Financial Officer, Vice Chairman and Director of Equitable Capital Management Corporation, an investment subsidiary of Equitable Life Assurance Society. Mr. Downes was Corporate Controller of Merrill Lynch & Co., Inc.

from 1977 to 1985. Prior to that, he held positions with Colonial Penn Group, Inc., and Price Waterhouse & Company. Mr. Downes was in the United States Marine Corps from 1957 to 1959. He currently serves as a director of Actua, an information technology company, including roles of chair of the audit committee and a member of the compensation committee, since October 2003; and oversees 64 portfolios as a trustee of various funds in the Oppenheimer Funds complex. Mr. Downes has a B.S. from Pennsylvania State University.

Mr. Downes’ experience as the Chief Executive Officer and a board member of an investment management business, as well as his prior experience as Chief Operating Officer and Chief Financial Officer of an investment management business, are among the attributes that led to the conclusion that Mr. Downes should serve on the Company’s board of directors.

Edmund P. Giambastiani, Jr. Admiral Giambastiani joined the Company’s board of directors in 2016. He has extensive leadership experience serving in the U.S. Navy for 37 years until his retirement in 2007. Admiral Giambastiani served as the Seventh Vice Chairman of the Joint Chiefs of Staff, the second ranking officer in the U.S. military, as NATO’s first Supreme Allied Commander Transformation and as Commander, U.S. Joint Forces Command. Additionally while on active duty, Admiral Giambastiani held extensive operational and staff assignments including command at the submarine, submarine squadron, fleet, allied and joint service level. Admiral Giambastiani currently serves as a director on the board of The Boeing Company and is a member of the board of trustees of the Oppenheimer Funds (designated the New York Board), the MITRE Corporation and the U.S. Naval Academy Foundation Athletic and Scholarship programs. In addition to independent consulting, he serves on the advisory boards of the Massachusetts Institute of Technology Lincoln Laboratory and the Maxwell School of Citizenship and Public Affairs of Syracuse University. He also served as the chairman of the board of Monster Worldwide, Inc. Since retirement from the Navy, he has served on numerous U.S. Government advisory boards, investigations and task forces for the Secretaries of Defense, State and Interior in addition to the Director of the Central Intelligence Agency and as a congressionally appointed commissioner on the Military Compensation and Modernization Commission. Admiral Giambastiani holds a B.S. from the U.S. Naval Academy where he graduated with leadership distinction.

Admiral Giambastiani’s various senior leadership roles within the U.S. military and his service as a Chairman and board member of two large publicly traded companies are among the attributes that led to the conclusion that Admiral Giambastiani should serve on the Company’s board of directors.

Nancy Hawthorne. Ms. Hawthorne serves as the Chairman of the Company’s board of directors. Since 2014, Ms. Hawthorne has served as founder and Partner of Hawthorne Financial Advisors, LLC, a registered investment advisor. In addition, Ms. Hawthorne served as Chair and Chief Executive Officer of Clerestory LLC, a financial advisory and investment firm from August 2001 through December 2015. From 1997 to 1998, Ms. Hawthorne served as Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management, and as Chief Financial Officer and Treasurer of Continental Cablevision, a cable television company, from 1982 to 1997. Ms. Hawthorne serves on the board of directors of Avid Technologies, a provider of an open and integrated technology platform, where she has served as lead independent director since October 2014 and also from January 2008 to December 2011, interim Chief Executive Officer from August 2007 through December 2007, and chairperson from May 2004 to May 2007. Ms. Hawthorne is a director of the MetLife Funds, a family of mutual funds established by the Metropolitan Life Insurance Company. Ms. Hawthorne is also a director of CRA International, Inc., a global consulting firm. She previously served on the Investment Committee at Wellesley College. Ms. Hawthorne has a B.A. from Wellesley College and an M.B.A. from Harvard Business School.

Ms. Hawthorne’s experience as Chair and Chief Executive Officer of a financial advisory and investment firm, as well as her service as lead independent director of an operating company and director of a mutual fund are among the attributes that led to the conclusion that Ms. Hawthorne should serve on the Company’s board of directors.

James D. Kern. Since 2016, Mr. Kern has served as the Chief Executive Officer of Emerging Payments Technologies, Inc., a leading alternative payment solution provider. He also serves as Managing Partner of Majestic Ventures 1 LLC, a consulting and investment partnership focused on early stage growth companies since May 2014. In addition, Mr. Kern has served on the board of directors of PlaySight Interactive Ltd., a designer of consumer sports analytics systems, since May 2014. Mr. Kern also serves on the board of directors of Basic Energy Services, Inc., a provider of well site services to oil and natural gas drilling and producing companies. From 2010 to mid-2014, Mr. Kern was a Managing Director at Nomura Securities, serving as Head of Global Finance FIG and Specialty Finance Investment Banking for the Americas. He previously served as a Managing Director at J.P. Morgan Securities within the FIG practice focused on Asset Management and Specialty Finance clients and, from 1994-2008, was a Senior Managing Director at Bear Stearns where he held several positions including Head of Strategic Finance-FIG, Head of Corporate Derivatives and was a founding member of the firm’s Structured Equity Products group. Mr. Kern has a B.S. from the Marshall School of Business at the University of Southern California.

Mr. Kern’s experience in senior management, advisory and banking roles with various firms in the financial services industry, including those in the specialty finance space, are among the attributes that led to the conclusion that Mr. Kern should serve on the Company’s board of directors.

Deborah McAneny. Ms. McAneny is the former Chief Operating Officer of Benchmark Senior Living from 2007 to 2009. Prior to this, she was employed at John Hancock Financial Services for 20 years in various positions including as Executive Vice President for Structured and Alternative Investments where she was responsible for a portfolio of investment businesses with total assets under management of $20 billion including all real estate, commercial mortgages, CMBS, structured fixed-income, timber and agricultural. She was a Senior Auditor with Arthur Andersen & Co from 1981 to 1985. She is currently the lead independent director of HFF, Inc. (NYSE:HF) and on the board of directors of RREEF America REIT II, an open-ended, core real estate fund and RREEF Property Trust, Inc., a public non-traded REIT. She also serves on the board of advisors of Benchmark Senior Living, LLC. She was formerly on the board of directors of KKR Financial Holdings from 2005 through 2014. She is a trustee of the Rivers School, a former Chair of the Board of Trustees of the University of Vermont, and a past President of the Commercial Mortgage Securities Association. Ms. McAneny holds a Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization and a B.S. in Business Management from the University of Vermont.

Ms. McAneny’s experience in senior management roles at a financial services firm with a focus on specialty finance, as well as her service as a lead independent director and director of multiple financial services firms are among the attributes that led to the conclusion that Ms. McAneny should serve on the Company’s board of directors.

Executive Officers Who Are Not Directors

Terrence W. Olson. Mr. Olson is the Chief Operating Officer and Chief Financial Officer of THL Credit, Inc., THL Credit Advisors LLC and THL Credit Senior Loan Strategies LLC. He also serves on the Board of Directors of THL Credit Senior Loan Strategies LLC and on the Investment Committee of THL Credit, Inc. As a member of THL Credit, Inc.’s senior management team, he is responsible for finance, operations, administration and information technology. He is also directly involved in strategic initiatives, capital raising and investor relations. Prior to joining THL Credit in February 2008, Mr. Olson spent ten years at Highland Capital Partners (“Highland”), a venture capital firm, where he served as Director of Finance and was responsible for the financial, tax and operational matters for Highland’s funds as well global activities in Europe and China. Before joining Highland, Mr. Olson was a Senior Manager at the accounting firm of PricewaterhouseCoopers LLP where he worked with public and private companies in the financial services and technology sectors between 1989 and 1998. He has been a presenter and speaker at numerous financial and private equity conferences and is active with several related industry groups, including the Financial Executive Alliance, where he serves on the Board of Directors. Mr. Olson earned his B.S. in Accounting from Boston College.

Sabrina Rusnak-Carlson. Ms. Rusnak-Carlson is the General Counsel and Secretary of THL Credit, Inc., THL Credit Advisors LLC and THL Credit Senior Loan Strategies LLC. Her role includes legal and compliance review of THL Credit’s business operations, investing transactions, regulatory filings and strategic initiatives for THL Credit, Inc., THL Credit Advisors LLC and THL Credit Senior Loan Strategies LLC. Prior to joining THL Credit in 2015, Ms. Rusnak-Carlson was a Partner in the Corporate Department and a member of the Private Credit Group and Distressed Debt Groups of Proskauer Rose LLP (“Proskauer Rose”) where she was responsible for representing alternative lenders in complex financings including acquisition financings, dividend recapitalization financings, asset-based loans, cash flow loans, cross-border and multi-currency loans, multi-tiered financing facilities, second-lien, unitranche, mezzanine, subordinated debt, and distressed debt facilities in addition to intercreditor agreements and debt restructurings. Prior to joining Proskauer Rose, Ms. Rusnak-Carlson worked at Nutter McClennen & Fish LLP as an Associate and prior thereto, at Triage Consulting Group as a Financial Consultant. Ms. Rusnak-Carlson earned her J.D. from the Boston University School of Law and her B.S. in Business Administration from Georgetown University.

Heather Birmingham. Ms. Birmingham is the Chief Compliance Officer of THL Credit, Inc., THL Credit Advisors LLC and THL Credit Senior Loan Strategies LLC. She has fifteen years of investment industry experience and is responsible for administering compliance policies and procedures and performing compliance monitoring of legal and regulatory requirements. Prior to joining THL Credit in 2012, Ms. Birmingham worked as Senior Compliance Officer for McDonnell Investment Management, LLC since September 2008. Prior to working at McDonnell, Ms. Birmingham was a Compliance Officer at Fortis Investments (formerly ABN AMRO Asset Management), serving in this capacity for six years. She also held the position of Senior Internal Staff Officer at ABN AMRO North America, where she was responsible for developing and implementing the internal audit program for the capital markets and asset management lines of business. Previously, Ms. Birmingham served as a Staff Consultant for PricewaterhouseCoopers and a Staff Internal Auditor for Transamerica Commercial Finance. Ms. Birmingham earned her B.A. in Accounting and International Business from Dominican University.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our Board of Directors approves the appointment of our investment adviser and related investment management agreement and administration agreement and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Co-CEOs as Directors

The Board’s governance structure is strengthened by having its Co-CEOs serve as directors on the Board, together with an independent Chairman. The Board believes this provides an efficient and effective leadership model for the Company. Including the Co-CEOs on the Board fosters clear accountability, effective decision-making, and alignment on corporate strategy.

No single leadership model is right for all companies at all times. The Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Moreover, the Board believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having its Co-CEOs on the Board. Specifically:

•	A supermajority of the directors of the Company are independent directors;

•	All of the members of the Audit Committee, Governance Committee and Compensation Committee are independent directors;

•	The Board and its committees regularly conduct scheduled meetings in executive session, out of the presence of Mr. Tillinghast and Mr. Flynn and other members of management;

•	The Board and its committees consult with an independent external counsel, out of the presence of Mr. Tillinghast and Mr. Flynn and other members of management;

•	The independent directors periodically meet with the Company’s Chief Compliance Officer, out of the presence of Mr. Tillinghast and Mr. Flynn and other members of management;

•	The Board and its committees regularly conduct meetings that specifically include Mr. Tillinghast and Mr. Flynn;

•	The Board and its committees remain in close contact with, and receive reports on various aspects of the Company’s management and enterprise risk directly from, the Company’s senior management and independent auditors;

•	The Board and its committees interact with employees of the Company outside the ranks of senior management; and

•	The Chairman of the Board is an independent director.

Having Co-CEOs who also serve as directors on the Board, an independent Chairman, experienced directors who evaluate the Board and themselves at least annually provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

Day-to-day risk management with respect to the Company is the responsibility of THL Credit Advisors or other service providers (depending on the nature of the risk) subject to the supervision of THL Credit Advisors. The Company is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by THL Credit Advisors and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Company. Risk oversight is part of the Board’s general oversight of the Company and is addressed as part of various board and committee activities. The Board, directly or through a committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Company and internal accounting personnel for THL Credit Advisors, as appropriate, regarding risks faced by the Company and management’s or its service providers’ risk functions. Nancy Hawthorne, an Independent Director, serves as Chairman of the Board. The Board believes that it is in the best interests of the Stockholders for Ms. Hawthorne to lead the Board because of her familiarity with our business and investment objective, her broad experience with the day-to-day management and operation of other investment funds and her significant background in the financial services industry, as described above. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The committee system facilitates the timely and efficient consideration of matters by the directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Company’s activities and associated risks. The Board also believes that its size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Company’s compliance program and reports to the Board regarding compliance matters for the Company and THL Credit Advisors. The independent directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

We believe that the role of our Board of Directors in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Transactions with Related Persons

Investment Management Agreement

On March 7, 2017, our investment management agreement with the Advisor was re-approved by our Board of Directors. Under the investment management agreement, the Advisor, subject to the overall supervision of our board of directors, manages the day-to-day operations of, and provides investment advisory services to us.

The Advisor receives a fee for investment advisory and management services consisting of a base management fee and a two-part incentive fee.

The base management fee is calculated at an annual rate of 1.5% of our gross assets payable quarterly in arrears on a calendar quarter basis. For purposes of calculating the base management fee, “gross assets” is determined as the value of our assets without deduction for any liabilities. The base management fee is calculated based on the value of our gross assets at the end of the most recently completed calendar quarter, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

For the years ended December 31, 2016, 2015 and 2014, we incurred base management fees payable to the Advisor of $11.0 million, $11.8 million and $11.1 million, respectively. As of December 31, 2016 and 2015, $2.6 million and $2.9 million, respectively, was payable to the Advisor.

The incentive fee has two components, ordinary income and capital gains, as follows:

The ordinary income component is calculated, and payable, quarterly in arrears based on our preincentive fee net investment income for the immediately preceding calendar quarter, subject to a cumulative total return requirement and to deferral of non-cash amounts. The preincentive fee net investment income, which is expressed as a rate of return on the value of our net assets attributable to our common stock, for the immediately preceding calendar quarter, will have a 2.0% (which is 8.0% annualized) hurdle rate (also referred to as “minimum income level”). Preincentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under our administration agreement (discussed below), and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee and any offering expenses and other expenses not charged to operations but excluding certain reversals to the extent such reversals have the effect of reducing previously accrued incentive fees based on the deferral of non-cash interest. Preincentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. The Advisor receives no incentive fee for any calendar quarter in which our preincentive fee net investment income does not exceed the minimum income level. Subject to the cumulative total return requirement described below, the Advisor receives 100% of our preincentive fee net investment income for any calendar quarter with respect to that portion of the preincentive net investment income for such quarter, if any, that exceeds the minimum income level but is less than 2.5% (which is 10.0% annualized) of net assets (also referred to as the “catch-up” provision) and 20.0% of our preincentive fee net investment income for such calendar quarter, if any, greater than 2.5% (10.0% annualized) of net assets. The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of our preincentive fee net investment income is payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. In other words, any ordinary income incentive fee that is payable in a calendar quarter is limited to the lesser of (i) 20% of the amount by which our preincentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision, and (ii) (x) 20% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of our preincentive fee net investment income, base management fees, realized gains and losses and unrealized appreciation and depreciation for the then current and 11 preceding calendar quarters. In addition, the portion of such incentive fee that is attributable to deferred interest (sometimes referred to as payment-in-kind interest, or PIK, or original issue discount, or OID) will be paid to THL Credit Advisors, together with interest thereon from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. There is no accumulation of amounts on the hurdle rate from quarter to quarter and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle rate and there is no delay of payment if prior quarters are below the quarterly hurdle rate.

For the years ended December 31, 2016, 2015 and 2014, we incurred $4.5 million, $11.9 million and $11.2 million, respectively, of incentive fees related to ordinary income. As of December 31, 2016 and 2015, $2.2 million and $2.9 million, respectively, of such incentive fees are currently payable to the Advisor. As of December 31, 2016 and 2015, $1.0 million and $1.3 million, respectively of incentive fees incurred by us were generated from deferred interest (i.e. PIK, certain discount accretion and deferred interest) and are not payable until such amounts are received in cash.

The second component of the incentive fee (capital gains incentive fee) is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment management agreement, as of the termination date). This component is equal to 20.0% of our cumulative aggregate realized capital gains from inception through the end of that calendar year, computed net of the cumulative aggregate realized capital losses and cumulative aggregate unrealized capital depreciation through the end of such year. The aggregate amount of any previously paid capital gains incentive fees is subtracted from such capital gains incentive fee calculated. There was no capital gains incentive fee payable to our Advisor under the investment management agreement as of December 31, 2016 and 2015.

GAAP requires that the incentive fee accrual considers the cumulative aggregate realized gains and losses and unrealized capital appreciation or depreciation of investments or other financial instruments, such as an interest rate derivative, in the calculation, as an incentive fee would be payable if such realized gains and losses or unrealized capital appreciation or depreciation were realized, even though such realized gains and losses and unrealized capital appreciation or depreciation is not permitted to be considered in calculating the fee actually payable under the investment management agreement (“GAAP Incentive Fee”). There can be no assurance that such unrealized appreciation or depreciation will be realized in the future. Accordingly, such fee, as calculated and accrued, would not necessarily be payable under the investment management agreement, and may never be paid based upon the computation of incentive fees in subsequent periods. For the years ended December 31, 2016, 2015 and 2014, we incurred (reversed) $0, $0 and ($0.7) million, respectively, of incentive fees related to the GAAP incentive fee.

Administration Agreement

On March 7, 2017, our administration agreement with the Advisor was re-approved by our Board of Directors. Pursuant to the administration agreement with the Advisor, the Advisor provides administrative services to us. Under the administration agreement, the Advisor performs, or oversees the performance of administrative services necessary for our operation, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, the Advisor assists in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We will reimburse the Advisor for our allocable portion of the costs and expenses incurred by the Advisor for overhead in performance by the Advisor of its duties under the administration agreement and the investment management agreement, including facilities, office equipment and our allocable portion of cost of compensation and related expenses of our chief financial officer and chief compliance officer and their respective staffs, as well as any costs and expenses incurred by the Advisor relating to any administrative or operating services provided to us by the Advisor. Our board of directors reviews the allocation methodologies with respect to such expenses. Such costs are reflected as Administrator expenses in the accompanying Consolidated Statements of Operations. Under the administration agreement, the Advisor provides, on our behalf, managerial assistance to those portfolio companies to which the Company is required to provide such assistance. To the extent that our Advisor outsources any of its functions, the Company pays the fees associated with such functions on a direct basis without profit to the Advisor.

For the years ended December 31, 2016, 2015 and 2014, we incurred administrator expenses of $3.6 million, $3.7 million and $3.8 million, respectively. As of December 31, 2016 and 2015, $0.1 million and $0.1 million, respectively, was payable to the Advisor.

License Agreement

We and the Advisor have entered into a license agreement with THL Partners under which THL Partners has granted to us and the Advisor a non-exclusive, personal, revocable worldwide non-transferable license to use the trade name and service mark THL, which is a proprietary mark of THL Partners, for specified purposes in connection with our respective businesses. This license agreement is royalty-free, which means we are not charged a fee for our use of the trade name and service mark THL. The license agreement is terminable either in its entirety or with respect to us or the Advisor by THL Partners at any time in its sole discretion upon 60 days prior written notice, and is also terminable with respect to either us or the Advisor by THL Partners in the case of certain events of non-compliance. After the expiration of its first one year term, the entire license agreement is terminable by either us or the Advisor at our or its sole discretion upon 60 days prior written notice. Upon termination of the license agreement, we and the Advisor must cease to use the name and mark THL, including any use in our respective legal names, filings, listings and other uses that may require us to withdraw or replace our names and marks. Other than with respect to the limited rights contained in the license agreement, we and the Advisor have no right to use, or other rights in respect of, the THL name and mark. We are an entity operated independently from THL Partners, and third parties who deal with us have no recourse against THL Partners.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive offices and 10% or more holders complied with all Section 16(a) filing requirements during the year ended December 31, 2016.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://investor.THLCreditBDC.com.

Our Code of Ethics and Business Conduct, Code of Ethics, Nominating Procedures and Board committee charters are available at our corporate governance webpage at http://investor.THLCreditBDC.com and are also available to any stockholder who requests them by writing to our Corporate Secretary, Sabrina Rusnak-Carlson, at THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110, Attention: Corporate Secretary.

Director Independence

In accordance with rules of The NASDAQ Global Select Market, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in The NASDAQ Global Select Market rules. The NASDAQ Global Select Market rules provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors and nominees is independent and has no relationship with the Company, except as a director and in some cases, as a stockholder of the Company, with the exception of Christopher J. Flynn and Sam W. Tillinghast. Mr. Flynn and Tillinghast are interested persons of the Company due to their positions as officers of the Company.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes an annual questionnaire and Board and Board committee discussion and is conducted by legal counsel to the independent directors.

Board Meetings and Committees

Our Board met five times during fiscal year 2016. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member of such committees. The Board’s standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. Three of our directors attended our 2016 Annual Meeting of Stockholders.

Executive Sessions and Communications with Directors

The independent directors serving on our Board intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of the Board, and additionally as needed, without the presence of any directors or other persons who are part of the Company’s management. These executive sessions of our Board will be presided over by Ms. Hawthorne, the Chairman of the Board.

Stockholders and other interested parties may contact any member (or all members) of the Board by mail or electronically. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate THL Credit, Inc. personnel will review and sort through communications before forwarding them to the addressee(s).

Audit Committee

The Audit Committee is presently composed of three persons, David K. Downes (Chairperson), Nancy Hawthorne and James D. Kern, all of whom are considered independent for purposes of the 1940 Act and The NASDAQ Global Select Market listing standards. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, or the Exchange Act. In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Company or of THL Credit Advisors as defined in Section 2(a)(19) of the 1940 Act. The Audit Committee met four times during the 2016 fiscal year.

The Audit Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of our financial statements, the adequacy of our system of internal controls, the review of the independence and performance of, as well as communicate openly with, our registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

A charter of the Audit Committee is available in print to any stockholder who requests it and it is also available on the Company’s website at http://investor.THLCreditBDC.com.

Independent Auditor’s Fees

The following table presents fees incurred by the Company for the fiscal years ended December 31, 2016 and 2015 for the Company’s principal accounting firm, PricewaterhouseCoopers LLP.

	2016	2015
Audit Fees	$686,500	$672,500
Audit-Related Fees	105,700	122,000
Tax Fees	174,834	122,050
All Other Fees	2,228	1,950

Total Fees	$969,262	$918,500

Audit Fees: Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as review of documents filed with the SEC, including certain Form 8-K filings.

Audit-Related Fees: Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. These services include, among other things, providing comfort letters and consents related to filings made with the SEC, as well as attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Report

As part of its oversight of THL Credit, Inc.’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2016 and for the year ended December 31, 2016. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Release No. 2012-004. The independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Corporation Accounting Oversight Board Rule 3526, Communications with Audit Committees, regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for filing with the SEC. The Audit Committee also recommended the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

Audit Committee

David K. Downes, Chairman

Nancy Hawthorne, Member

James D. Kern, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference.

Governance and Compensation Committee

At our March 7, 2017 Board of Directors meeting, our Board of Directors unanimously approved the combination of the Governance Committee and the Compensation Committee to form the Governance and Compensation Committee. The Governance and Compensation Committee operates pursuant to a charter approved by our Board of Directors, which combines the responsibilities of the previous Governance Committee and Compensation Committee, including: (i) making nominations, in compliance with our Nominating Procedures, for the appointment or election of independent directors, personnel training policies and administering the provisions of the code of ethics and the code of ethics and business conduct applicable to the independent directors, and (ii) overseeing the Company’s compensation policies, evaluating executive officer performance and reviewing and approving the compensation, if any, by the Company of its executive officers. The Nominating Procedures set forth our policy regarding director qualifications and skills, the process for identifying and evaluating director nominees and directors available for re-election, the process for evaluating director candidates nominated by stockholders, the process regarding stockholder communications with the Board and the policy regarding directors’ attendance at annual meetings.

The Governance and Compensation Committee currently consists of Nancy Hawthorne, Deborah McAneny (Chairperson), and Edmund P. Giambastiani, Jr., all of whom are considered independent for purposes of the 1940 Act and The NASDAQ Global Select Market listing standards. Each of the Governance Committee and Compensation Committee met three times during the 2016 fiscal year.

The Governance and Compensation Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and the Nominating Procedures and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for our Board of Directors by writing to: Board of Directors, THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110. When submitting a nomination to us for consideration, a stockholder must provide certain information proving his status as a stockholder and certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name of the stockholder and evidence of the person’s ownership of shares of the Company, including the number of shares owned and the length of time of ownership, (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and if requested by the Governance and Compensation Committee, a completed and signed director’s questionnaire, (iii) the class, series (if applicable) and number of shares of our capital stock owned beneficially or of record by such individual; (iv) the date such shares were acquired and the investment intent of such acquisition; (v) whether such stockholder believes any such individual is, or is not, an “interested person” of the Company, as defined in the 1940 Act or is, or is not, “independent” as set forth in the Nasdaq Global Select Market listing standards, and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make either such determination, and (vi) all other information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

One of the goals of the Governance and Compensation Committee is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experiences. In considering possible candidates for election as a director, the Governance and Compensation Committee takes into account, in addition to such other factors as it deems relevant, the desirability of directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs and business of the Company;

•	are able to work with the other members of the Board and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s stockholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Governance and Compensation Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Compensation Committee may also consider such other factors as it may deem are in our best interests and those of our stockholders. The Governance and Compensation Committee also believes it appropriate for certain key members of our management to participate as members of the Board. The Governance and Compensation Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Governance and Compensation Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Compensation Committee or the Board decides not to re-nominate a member for re-election, the Governance and Compensation Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Compensation Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance and Compensation Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

In reviewing and approving the compensation, if any, by the Company for each of the Company’s executive officers, the Governance and Compensation Committee will, among other things, consider corporate goals and objectives relevant to executive officer compensation, evaluate each executive officer’s performance in light of such goals and objectives, and set each executive officer’s compensation based on such evaluation and such other factors as the Governance and Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation). Notwithstanding the foregoing, currently none of the Company’s executive officers are directly compensated by the Company. However, the Company reimburses its administrator for the allocable portion of overhead and other expenses incurred by the administrator in performing its obligations under an administration agreement, including an allocable share of the compensation of certain of the Company’s executive officers with finance and compliance responsibilities.

A charter of the Governance and Compensation Committee and the Nominating Procedures is available in print to any stockholder who requests a copy, and is also available on the Company’s website at http://investor.THLCreditBDC.com.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to, among others, our executive officers, including our Principal Executive Officers and Principal Financial Officer, as well as every officer, director and employee of the Company. Requests for copies should be sent in writing to THL Credit, Inc., 100 Federal Street, 31st Floor, Boston, MA 02110. The Company’s Code of Ethics and Business Conduct is also available on our website at http://investor.THLCreditBDC.com.

If we make any substantive amendment to, or grant a waiver from, a provision of our Code of Ethics and Business Conduct, we will promptly disclose the nature of the amendment or waiver on our website at http://investor.THLCreditBDC.com as well as file a Form 8-K with the Securities and Exchange Commission.

Executive Compensation

None of our executive officers receive direct compensation from us. We do not engage any compensation consultants. The compensation of the Executive Officers and other investment professionals of our investment adviser are paid by our investment adviser. Further, we are prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to our officers, directors and employees.

Director Compensation

The following table sets forth compensation of the Company’s directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash(1)(2)
Interested Directors:
Christopher J. Flynn(3)	—
Sam W. Tillinghast(3)	—
Independent Directors:
David K. Downes	$148,000
Edmund P. Giambastiani, Jr.(4)	—
Nancy Hawthorne	$153,750
James D. Kern	$135,500
Deborah McAneny	$127,000
Former Directors:
Keith W. Hughes(5)	$77,000
David P. Southwell(6)	$85,500

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.
(3)	As employee directors, Mr. Tillinghast and Mr. Flynn do not receive any compensation for their service as directors. Mr. Tillinghast and Mr. Flynn are employed by THL Credit Advisors LLC, and not by the Company.
(4)	Admiral Giambastiani was appointed to the Board of Directors in December 2016.
(5)	Mr. Hughes did not seek re-election at the 2016 Annual Meeting of Shareholders.
(6)	Mr. Southwell resigned from the Board of Directors on June 6, 2016.

From January 1, 2016 to December 31, 2016, we paid each independent director an annual fee. The annual fee was $67,500 between January 1, 2016 and December 31, 2016. We also paid our independent directors $12,000 per regular board meeting attended in person or by telephone, plus reimbursement of reasonable out-of-

pocket expenses incurred in connection with in-person attendance at such meeting, and $1,500 per ad-hoc board meeting attended in person or by telephone, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with in-person attendance at such meeting. In addition, we paid the Chairperson of the Audit Committee an annual fee of $25,000, the other members of the Audit Committee an annual fee of $12,500, the Chairperson of the Governance Committee and the Compensation Committee an annual fee of $10,000 and other members of the Governance and Compensation Committees an annual fee of $6,000, for their additional services in these capacities. The Chairman of the Board is also paid an annual fee of $25,000. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

No compensation is paid to the directors who are interested persons of the Company as defined in the 1940 Act.

PROPOSAL 2—TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 25% OF THE COMPANY’S COMMON STOCK AT A NET PRICE BELOW THE COMPANY’S THEN

CURRENT NAV

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV if its stockholders approve such a sale and the Company’s directors make certain determinations. A majority of our independent directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its stockholders prior to selling shares of our common stock at a price below NAV per share if our stockholders were to approve such a proposal.

Pursuant to this provision, the Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock in an amount not to exceed 25% common stock outstanding as of the date when this proposal is approved by the stockholders at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company’s 2017 Annual Meeting of Stockholders and the date of the Company’s 2018 Annual Meeting of Stockholders, which is expected to be held in June 2018.

Stockholders approved a similar proposal at each of the 2016 Annual Meeting of Stockholders and 2015 Annual Meeting of Stockholders. However, notwithstanding such stockholder approval, since the Company’s initial public offering in April 2010, the Company has not sold any shares of its common stock at a price below the Company’s then current NAV.

Background and Reasons

Although we have been able to access the capital necessary to finance our investment activities, in the event there is a period of disruption, uncertainty and volatility in the capital markets, capital may not be available to us on favorable terms, or at all. BDCs like the Company must comply with the asset coverage requirements mandated by the 1940 Act in order to incur debt or issue senior securities, which requires the Company to finance its investments with at least as much equity as debt and senior securities in the aggregate. Furthermore, the Company’s debt facilities require that it maintain a debt to equity ratio of not greater than approximately 1:1. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets. Exceeding the approximate 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. BDCs like the Company must be able to access equity capital in order to build the Company’s investment portfolio thereby increasing the value of net assets in order to realign its debt to equity ratio and avoid any negative consequences.

As a result, BDCs like the Company seek to obtain approval to issue shares of common stock at a price below the current NAV in order to maintain consistent access to capital. Stockholder approval of this proposal will provide the Company with the flexibility to make investments in accordance with the Company’s investment objective.

As of December 31, 2016, the Company had $182.9 million in borrowings outstanding on its term loan facility and revolving credit facility and $110.0 million of notes payable outstanding. The Company has met its asset coverage and RIC distribution requirements. Any sale or other issuance of shares of the Company’s common stock at a price below NAV will result in an immediate dilution to your interest in the Company’s common stock and a reduction of our NAV per share. This dilution would occur as a result of a proportionately greater decrease in a stockholder’s interest in the Company’s earnings and assets and voting interest in the Company than the increase in its assets resulting from such issuance. See “Key Stockholder Considerations” below.

There is no maximum discount on the amount of dilution of NAV that may be incurred in connection with this proposal. As a result, the amount of dilution of NAV that may be incurred could be substantial. See “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value” in this Proposal 2. The Board will consider the potential dilutive effect of issuing shares at a price below NAV when considering whether to authorize any such issuance.

The Company’s common stock has been quoted on The NASDAQ Global Select Market under the symbol “TCRD” since April 21, 2010. The following table lists the high and low sales price for the Company’s common stock and the sales price as a percentage of NAV since shares of the Company’s common stock began being regularly quoted on The NASDAQ Global Select Market. On March 27, 2017, the last reported closing sale price of our common stock was $9.65 per share which represents a discount of approximately 18% to the NAV reported as of December 31, 2016.

		Sales Price		Premium / Discount of High Sales Price to NAV	Premium / Discount of Low Sales Price to NAV
	NAV	High	Low
Year Ended December 31, 2015
First Quarter	$13.20	$12.64	$10.71	-4%	-19%
Second Quarter	$13.29	$12.70	$11.54	-4%	-13%
Third Quarter	$13.03	$12.51	$10.77	-4%	-17%
Fourth Quarter	$12.58	$12.22	$9.97	-3%	-21%

Year Ended December 31, 2016
First Quarter	$12.24	$10.89	$8.67	-11%	-29%
Second Quarter	$11.88	$11.34	$10.12	-5%	-15%
Third Quarter	$11.84	$11.80	$9.51	0%	-20%
Fourth Quarter	$11.82	$10.41	$8.99	-12%	-24%

Year Ended December 31, 2017
First Quarter (through March 27, 2017)	*	$10.56	$9.49	*	*
Second Quarter (through April [ ], 2017)	*	$[ ]	$[ ]	*	*

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as of the respective high or low closing sales price divided by NAV.
*	NAV for this period has not been determined.

Shares of the Company’s common stock have traded at a price both above and below their NAV since they began trading on The NASDAQ Global Select Market. From time to time, the global capital markets may experience periods of disruption and instability that may lead to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may trade at a price equal to, above or below its NAV, which is not uncommon for BDCs such as the Company. Market disruption has created, and we believe may create in the future in such circumstances, favorable opportunities to make strategic investments, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock at a price below NAV. Stockholder approval of this proposal is expected to provide the Company with the flexibility to invest in such opportunities.

The Board believes it is in the best interests of stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

While the Company has never completed an offering of its common stock at a price per share below NAV, and the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is seeking stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is impracticable to describe the transaction or transactions in which shares of common stock would be sold. Instead, any transaction where the Company sells shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal.

Conditions to Sales Below NAV

If our stockholders approve this proposal, the Company will be permitted to sell shares of its common stock at a price below NAV per share only if the following conditions are met:

(1) a majority of the Company’s independent directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and stockholders;

(2) a majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

(3) following such issuance, not more than 25% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than NAV.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect on the NAV per outstanding share of common stock of the issuance of shares of the Company’s common stock at a price less than NAV per share. Any sale of common stock at a price below NAV would result in an immediate dilution to existing stockholders. This dilution would include reduction in the NAV per share of outstanding shares of common stock as a result of the issuance of shares of common stock at a price below the then current NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. All stockholders will indirectly incur the cost of any offering of shares of common stock at a price below the then current NAV per share whether or not the stockholders elect to participate in any such offering. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV will dilute a stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the stockholder’s voting power will be diluted. Our ability to make distributions at a specific level or to increase the amount of distributions will be determined by our operating results and not whether shares were issued below or above NAV per share.

If this proposal is approved, no further authorization from our stockholders will be solicited by the Company prior to the issuance of common stock at a price below NAV even if the dilution associated with any such issuance would be significant.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

Impact on Existing Stockholders who do not Participate in the Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases. Further, if existing stockholders do not purchase any shares to maintain their percentage interests, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that the Company has 32,925,366 common shares outstanding, $691.4 million in total assets and $301.6 million in total liabilities. Under such assumptions the current net asset value and NAV per share would thus be $389.8 million and $11.82. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 1,646,268 shares (5% of the outstanding shares) with proceeds to the Company at $11.23 per share (a 5% discount from NAV), (2) an offering of 3,292,537 shares (10% of the outstanding shares) with proceeds to the Company at $10.64 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 6,585,073 shares (20% of the outstanding shares) with proceeds to the Company at $9.46 per share after offering expenses and commissions (a 20% discount from NAV); and (4) an offering of 8,231,342 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$11.85		$11.20		$9.96		$0.01
Net Proceeds per Share to Issuer	—	$11.23		$10.64		$9.46		$0.01
Decrease to NAV
Total Shares Outstanding	32,925,366	34,571,634	5.00%	36,217,903	10.00%	39,510,439	20.00%	41,156,708	25.00%
NAV per share, attributable to THL Credit, Inc.	$11.82	$11.79	-0.25%	$11.71	-0.93%	$11.43	-3.30%	$9.46	-19.97%

Share Dilution to Stockholder
Shares Held by Stockholder A	329,254	329,254		329,254		329,254		329,254
Percentage of Shares Held by Stockholder A	1.00%	0.95%	-4.76%	0.91%	-9.09%	0.83%	-16.67%	0.80%	-20.00%
Total Asset Values
Total NAV Held by Stockholder A	$3,891,778	$3,881,901	-0.25%	$3,855,560	-0.93%	$3,763,369	-3.30%	$3,114,740	-19.97%
Total Investment by Stockholder A	$4,033,357	$4,033,357		$4,033,357		$4,033,357		$4,033,357
(Assumed to be $12.25 per share)
Total Dilution to Stockholder A		$(151,456)		$(177,797)		$(269,988)		$(918,617)
(Total NAV less Total Investment)
Per Share Amounts
NAV per Share Held by Stockholder A		$11.79		$11.71		$11.43		$9.46
Investment per Share Held by Stockholder A	$12.25	$12.25		$12.25		$12.25		$12.25
(Assumed to be $12.25 per Share on Shares Held Prior to Sale)
Dilution per Share Held by Stockholder A		$(0.46)		$(0.54)		$(0.82)		$(2.79)
Percentage Dilution per Share Held by Stockholder A			-3.76%		-4.41%		-6.69%		-22.78%

Assumes 5% in selling compensation and expenses paid by the Company.

Impact on Existing Stockholders who do Participate in the Offering

Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.5% of an offering of 600,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 9,000 shares, which is 1.5% of an offering of 600,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV	50% Participation		150% Participation Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$9.96		$9.96
Net Proceeds per Share to Issuer	—	$9.46		$9.46
Decrease to NAV
Total Shares Outstanding	32,925,366	39,510,439	20.00%	39,510,439	20.00%
NAV per share, attributable to THL Credit, Inc.	$11.82	$11.43	-3.30%	$11.43	-3.30%
Share (Dilution) Accretion to Stockholder
Shares Held by Stockholder A	329,254	362,179	10.00%	428,030	30.00%
Percentage of Shares Held by Stockholder A	1.00%	0.92%	-8.33%	1.08%	8.33%
Total Asset Values
Total NAV Held by Stockholder A	$3,891,778	$4,139,706	6.37%	$4,892,380	25.71%
Total Investment by Stockholder A	$4,033,357	$4,361,294		$5,017,167
(Assumed to be $12.25 per share on shares held prior to sale)
Total Dilution to Stockholder A		$(221,588)		$(124,787)
(Total NAV less Total Investment)

Assumes 5% in selling compensation and expenses paid by the Company.

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share (due to selling compensation and expenses paid by us) will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 20% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$11.85		$11.20		$9.96
Net Proceeds to Issuer	—	$11.23		$10.64		$9.46

Decrease to NAV
Total Shares Outstanding	32,925,366	34,571,634	5.00%	36,217,903	10.00%	39,510,439	20.00%
NAV per share	$11.82	$11.79	-0.25%	$11.71	-0.93%	$11.43	-3.30%

Share Dilution to Stockholder
Shares Held by Stockholder A	—	164,627		329,254		658,507
Percentage of Shares Held by Stockholder A	0.00%	0.48%	N/A	0.91%	N/A	1.67%	N/A

Total Asset Values

Total NAV Held by Stockholder A	$—	$1,940,950	N/A	$3,855,561	N/A	$7,526,738	N/A
Total Investment by Stockholder A	$—	$1,950,745		$3,687,641		$6,558,733

Total (Dilution) Accretion to Stockholder A		$(9,795)		$167,920		$968,005
(Total NAV less Total Investment)

Per Share Amounts

NAV per Share Held by Stockholder A		$11.79		$11.71		$11.43
Investment per Share Held by Stockholder A	$—	$11.85		$11.20		$9.96

(Dilution) Accretion per Share Held by Stockholder A		$(0.06)		$0.51		$1.47
Percentage (Dilution) Accretion per Share Held by Stockholder A			-0.50%		4.55%		14.76%

Assumes 5% in selling compensation and expenses paid by the Company.

The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that existing holders of the Company’s common stock have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such existing stockholders’ holdings of common stock as a percentage of shares outstanding to the extent existing stockholders do not participate in and purchase sufficient shares in the offering to maintain their percentage interest. Further, if current stockholders of the Company either do not purchase any shares in an offering conducted by the Company or do not purchase sufficient shares in the offering to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

Required Vote

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Our Board unanimously recommends a vote “FOR” this proposal.

PROPOSAL 3—TO AUTHORIZE THE COMPANY TO OFFER AND ISSUE DEBT WITH

WARRANTS OR DEBT CONVERTIBLE INTO SHARES OF ITS COMMON STOCK AT AN

EXERCISE OR CONVERSION PRICE THAT, AT THE TIME SUCH WARRANTS OR

CONVERTIBLE DEBT ARE ISSUED, WILL NOT BE LESS THAN THE MARKET VALUE PER

SHARE BUT MAY BE BELOW THE COMPANY’S THEN CURRENT NAV

General Information

The Board believes it would be in our best interest to have the ability to offer debt with warrants or debt convertible into shares of our common stock at an exercise price that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below NAV at the time of issuance of such warrants or debt. If our stockholders approve this proposal, the Company would be entitled to effect such issuance during the period expiring on the earlier of the one year anniversary of the date of the Annual Meeting and the date of our 2018 Annual Meeting of Stockholders, and would be able to effect as many issuances during such period as our Board deemed appropriate.

The Company has elected to be regulated as a BDC under the 1940 Act. As a BDC, Section 61(a) (in conjunction with Section 18(d)) of the 1940 Act generally prohibits us from issuing a security that includes a right to subscribe to or purchase our common stock unless we meet certain conditions, including obtaining stockholder approval. As a result we are generally precluded from issuing warrants or, in some cases, securities that convert to shares of our common stock, unless we obtain stockholder approval as to the issuance of such securities and meet certain other conditions.

The number of shares of our common stock that would result from the exercise or conversion of such warrants or debt and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such warrants or debt will not exceed 25% of our outstanding common stock at such time. However, if the number of shares of our common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of our common stock held by our directors, officers and employees exceeds 15% of our outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, convertible debt, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of our outstanding common stock at such time.

Background and Reasons

In order to provide us with maximum flexibility to raise capital, we are asking you to approve the issuance of debt with warrants or debt convertible into shares of our common stock on such terms and conditions as the Board determines to be in the best interests of the Company and our stockholders.

Our Board, including a majority of the Board who have no financial interest in the proposal and are non-interested directors, has approved as in the best interests of the Company and our stockholders and recommends to the stockholders for their approval a proposal authorizing us to issue debt with warrants or debt convertible into shares of our common stock (subject to the limitations stated) at exercise or conversion prices that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below NAV at the time of issuance of such debt with warrants or convertible debt. Upon obtaining the requisite stockholder approval, we will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution and leverage.

Management and the Board have determined that it would be advantageous to us to have the ability to sell debt with warrants or debt convertible into shares of our common stock in connection with our financing and capital raising activities. Although we have been able to access the capital necessary to finance our investment activities, capital may not always be available to us on favorable terms, or at all, in the event of uncertainty and volatility of the financial markets. To capitalize on investment opportunities as they arise, the Company needs to be able to maintain consistent access to capital, and to choose between different forms of such capital to select the most attractive form available. The issuance of convertible securities or debt with warrants may give us a cost-effective way to raise capital and is a common practice by corporations that are not BDCs. Such debt or warrants typically allow the purchasers thereof to participate in any increase in value of the issuer’s common stock.

Also, as discussed in Proposal 2, it is important for BDCs like the Company to comply with the asset coverage requirements mandated by the 1940 Act and hold sufficient equity capital on their balance sheets. Therefore, if the shares of common stock receivable upon exercise of such warrants or convertible debt have an exercise price below NAV at the time of issuance of such warrants or debt, the Company must be able to access equity capital in order to increase the value of net assets in order to comply with the asset coverage requirements of the 1940 Act. As a result, the Company is seeking flexibility to raise additional capital by selling debt with warrants or debt convertible into shares of its common stock so that it may take advantage of this opportunity.

While we have no immediate plans to issue any such convertible securities under Section 61 of the 1940 Act, we are seeking stockholder approval now in order to provide flexibility for future issuances, which typically must be undertaken quickly. The final terms of any sale of warrants or, to the extent required by Section 61 of the 1940 Act, convertible debt, including price, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board at the time of issuance. We cannot at this time predict a transaction in which the securities would be issued. Instead, any transaction under this authority or Section 61 of the 1940 Act where we issue convertible debt or debt with warrants, including the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance.

Conditions to Issuance

If our stockholders approve this proposal, each issuance of debt with warrants or debt convertible into shares of our common stock would comply with Section 61(a) of the 1940 Act, to the extent applicable. If Section 61 is applicable:

(i) the exercise or conversion rights in such warrants or debt expire by their terms within 10 years;

(ii) the warrants and the exercise or conversion rights in such warrants or debt are not separately transferable;

(iii) the exercise or conversion price of such warrants or debt that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below NAV at the date of issuance of such warrants or convertible debt;

(iv) the issuance of such warrants or convertible debt is approved by a majority of the Board who have no financial interest in the transaction and a majority of the non-interested directors on the basis that such issuance is in the best interests of the Company and our stockholders; and

(v) the number of shares of our common stock that would result from the exercise or conversion of such warrants or debt and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such warrants or debt will not exceed 25% of our outstanding common stock at such time. However, if the number of shares of our common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of our common stock held by our directors, officers and employees pursuant to equity compensation plans exceeds 15% of our outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, convertible debt, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of our outstanding common stock at such time.

Pursuant to certain interpretations of the staff of the SEC, not all types of convertible securities that we may issue are required to comply with Section 61(a), including circumstances in which the value of the conversion feature is not the predominate value of the convertible bond. Any convertible securities we issue that are not subject to Section 61(a) will be issued in compliance with the then current views of the SEC and its staff.

Prior to the time of issuance, the Board may determine to issue warrants or convertible debt in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms.

Dilution

Your ownership and voting interest in the Company may be diluted if we issue warrants or convertible debt. We cannot state precisely the amount of any such dilution because we do not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such warrants or convertible debt that are ultimately issued (including through the operation of anti-dilution protections). In addition, because the exercise or conversion price per share at the time of exercise or conversion could be less than the NAV of our common stock at the time of exercise or conversion, and because we would incur expenses in connection with any such issuance of warrants or convertible debt, such exercise or conversion could result in a dilution of NAV of our common stock at the time of such exercise. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV of our common stock will be upon any exercise or conversion or what number or amount (if any) of such warrants or convertible debt will be issued. Such dilution could be substantial. However, we can model the impact of such dilution, including the maximum level of dilution. See “Examples of Dilutive Effect of the Issuance of Shares Below NAV” included in Proposal 2. Our common stockholders would indirectly bear the cost of issuing or paying interest or dividends on any warrants or convertible debt we may issue.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convert into shares of our common stock when considering whether to authorize any such issuance.

Key Stockholder Considerations and Risk Factors

As described above, your ownership and voting interest in the Company may be diluted if we issue warrants or convertible debt.

All stockholders will indirectly incur the cost of any issuance of securities whether or not the stockholder elects to participate in any such offering. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

This proposal does not limit our ability to issue securities to subscribe for or convert into shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections). The only requirement with respect to the exercise or conversion price is that it be not less than the market value per share of our common stock on the date of issuance.

If this proposal is approved, no further authorization from our stockholders will be solicited by the Company prior to the issuance of any warrants, options or rights to subscribe to, convert to or purchase shares of common stock, including if the issuance would result in a dilution of NAV at the time of exercise or conversion thereof, for the period expiring on the earlier of the one year anniversary of the date of the Annual Meeting and the date of our 2017 Annual Meeting of Stockholders. To the extent the Board determines that it is in the best interests of the Company and its stockholders to issue warrants, options or rights subsequent to that time, the Company will seek further stockholder authorization prior to doing so.

Leverage

We borrow funds to make investments. As of December 31, 2016, the Company had $182.9 million in borrowings outstanding on its secured term loan credit facility and secured revolving credit facility and $110.0 million outstanding on its unsecured notes payable. We use this practice, which is known as “leverage,” to attempt to increase returns to our common stockholders. The use of leverage magnifies the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. See the “Risk Factors” section of our Annual Report on Form 10-K for a discussion of the risks associated with the use of leverage. With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing. Any issuance of debt will be treated as a borrowing (in an amount equal to the principal amount of such debt) for purposes of such asset coverage. The amount of leverage that we employ at any particular time will depend on our management’s and our Board’s assessment of market and other factors at the time of any proposed borrowing.

Required Vote

Approval of this proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Our Board unanimously recommends a vote “FOR” this proposal.

PROPOSAL 4: TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

The Board unanimously recommends a vote “FOR” the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders must be received by the Company on or before January 2, 2018. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Sabrina Rusnak-Carlson, Secretary of the Company at 100 Federal Street, 31st Floor, Boston, MA 02110.

Stockholder proposals or director nominations to be presented at the 2017 Annual Meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2018 Annual Meeting of Stockholders, the Company must receive such proposals and nominations no later than February 1, 2018. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2018 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s By-laws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters may properly be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the Annual Meeting.

Annual Reports

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which includes our audited consolidated financial statements, certain supplementary financial information and management’s discussion and analysis of financial condition and results of operations, is being furnished with this proxy statement. We incorporate by reference the audited consolidated financial statements and notes thereto in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016.

PROXY

THL CREDIT, INC.

Annual Meeting of Stockholders - June 6, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terrence W. Olson and Sabrina Rusnak-Carlson, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of THL Credit, Inc., a Delaware corporation (the “Company”), to be held at 100 Federal Street, 31st Floor, Boston, MA 02110, on June 6, 2017, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THL CREDIT, INC.

June 6, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.thlcredit.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible

i  Please detach along perforated line and mail in the envelope provided.  i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     Election of David K. Downes, Christopher J. Flynn, Edmund P. Giambastiani, Jr., Nancy Hawthorne, James D. Kern, Deborah McAneny and Sam W. Tillinghast as Directors of THL Credit, Inc., each to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

			FOR	AGAINST	ABSTAIN

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ David K. Downes ¡ Christopher J. Flynn ¡ Edmund P. Giambastiani, Jr. ¡ Nancy Hawthorne ¡ James D. Kern ¡ Deborah McAneny ¡ Sam W. Tillinghast

2.       Approval of a proposal to authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current NAV.

3.       Approval of a proposal to authorize the Company to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the market value per shares but may be below the Company’s then current NAV.

4.       Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

			☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

Note: In their discretion, the proxies are authorized to vote upon any such other business as may properly come before the Annual Meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.